Exhibit 10.4

SECOND AMENDMENT
TO
EXECUTIVE EMPLOYMENT AGREEMENT

This Second Amendment (this “Amendment”) to Executive Employment Agreement dated as of November 25, 2001, as amended by the First Amendment to Executive Employment Agreement dated as of July 27, 2004 (as so amended, the “Agreement”), by and between Providian Financial Corporation, a Delaware corporation (the “Company”), and Joseph W. Saunders (the “Executive”), is entered into as of October 19, 2004.

WHEREAS, the Board of Directors of the Company (the “Board”) previously determined that it was in the best interest of the Company and its stockholders to extend the term of the Agreement for an interim period and to reflect certain other changes; and

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to extend the term of the Agreement for an additional two -year period.

NOW, THEREFORE, in consideration of the foregoing, of the mutual provisions contained in this Amendment and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 2 of the Agreement is hereby amended by deleting “December 31, 2005” at the end of the first sentence thereof and replacing such words with “December 31, 2007.”

IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to authorization from its Board of Directors, the Company has caused this Amendment to be executed in its name on its behalf, all as of the date and year first written above.

PROVIDIAN FINANCIAL CORPORATION

/s/ Richard A. Leweke
	Name:	Richard A. Leweke
	Title:	Vice Chairman and Chief Human Resources Officer

`	EXECUTIVE

JOSEPH W. SAUNDERS

/s/ Joseph W. Saunders